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                                                                    Exhibit 99.1

                           [LETTERHEAD OF CSFBdirect]

                                 PRESS RELEASE

                                                           FOR IMMEDIATE RELEASE

                           CSFBdirect REDUCES STAFF AS
                        TOUGH MARKET CONDITIONS CONTINUE

JERSEY CITY, N.J. MAY 31, 2001 -- CSFBdirect (NYSE: DIR), the online brokerage service of Credit Suisse First Boston, reported today that it will eliminate 180 positions, or 14% of its domestic employees, in light of current trading activity.

The planned staff reductions will occur in Jersey City and East Brunswick, New Jersey and Charlotte, North Carolina. Approximately half of the personnel reductions will be in technology. CSFBdirect will also reduce space requirements in Charlotte, North Carolina and Jersey City, New Jersey. CSFBdirect will take a one-time pre-tax charge of approximately $16 million in the second quarter of 2001, which includes $7 million associated with the previously announced sublease of space in Jersey City, New Jersey. The approximate annual cost savings is estimated to be $22 million.

                                      # # #

ABOUT CSFBdirect
CSFBdirect is one of the world's premier online brokerage firms offering a diversified range of investment products and services to self-directed investors. As of March 31, 2001, CSFBdirect had over one million worldwide customer accounts representing over $21 billion in assets.

CSFBdirect has received numerous honors over the past year, including a number one "4-Stars" rating in March 2001 by Barron's; "Best of the Web" in March 2001 by Forbes.com; "Best Online Brokerage Service" in March 2001 by the Software Information Industry Association (SIIA); "#1 Online Brokerage" in March 2001 by the American Association of Individual Investors' (AAII) Customer Survey; number one for "Transaction Performance and Transaction Success Rate" in February 2001 by Keynote Systems, Inc.; "Best for Site Reliability" in August 2000 by TheStreet.com's Online Broker Survey; "Top Online Broker" by the 2000 Readers' Choice Awards, WORTH magazine; and "Best Bet, Feature Rich" in May 2000 by PC WORLD magazine.

Headquartered in Jersey City, NJ with offices in New York City, Charlotte, NC, Delray Beach, FL, Sandy City, UT, London, Tokyo, Hong Kong, and Dubai, CSFBdirect employs 1,600 people. CSFBdirect trades on the New York Stock Exchange under the ticker symbol "DIR" as a tracking stock of Credit Suisse First Boston (USA), Inc. For more information on CSFBdirect, visit the company's Web site at www.CSFBdirect.com.
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ABOUT CREDIT SUISSE FIRST BOSTON
Credit Suisse First Boston (CSFB) is a leading global investment bank serving institutional, corporate, government and individual clients. CSFB's businesses include securities underwriting, sales and trading, investment banking, private equity, financial advisory services, investment research, venture capital, correspondent brokerage services and retail online brokerage services. It operates in over 87 locations across more than 39 countries on 6 continents, and has some 28,000 staff worldwide. The Firm is a business unit of the Zurich based Credit Suisse Group, a leading global financial services company. For more information on Credit Suisse First Boston, please visit our website at http://www.csfb.com.

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PRESS CONTACTS:
Charlotte Fox                CSFBdirect             Tel: (201) 308-3562
                                                    Cfox@CSFBdirect.com

William G. Armstrong Jr.     G.S. Schwartz & Co.    Tel: (212) 725-4500 ext. 304
                                                    Wga@schwartz.com

Greg D'Elia                  G.S. Schwartz & Co.    Tel: (212) 725-4500 ext. 328
                                                    Gregwd@schwartz.com
INVESTOR CONTACT:
Karen Vernamonti             CSFBdirect             Tel: (201) 308-3475
                                                    Kvernamonti@CSFBdirect.com